As filed with the Securities and Exchange Commission on February 27, 2009

Registration Statement No. 333-157137

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 2 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CRESCENT FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	56-2259050
(State or other jurisdiction of	(I.R.S. Employer ID No.)
Incorporation or organization)

1005 High House Road
Cary, North Carolina 27513-3586
(919) 460-7770
(Address, including zip code, and telephone number, including area code, of co-registrant’s principal executive offices)

Michael G. Carlton
President and Chief Executive Officer
Crescent Financial Corporation
1005 High House Road
Cary, North Carolina 27513-3586
(919) 460-7770
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

Copy to:
Anthony Gaeta, Jr., Esq.
Todd H. Eveson, Esq.
Gaeta & Eveson, P.A.
8305 Falls of Neuse Road, Suite 203
Raleigh, North Carolina 27615
Phone: (919) 845-2558
Fax: (919) 518-2146

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Part II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses (all but the SEC fees are estimates) payable by the registrant in connection with the filing of this Form S-3 Registration Statement:

SEC Registration Fee	$
Printing Costs		*
Listing Fee		*
Transfer & Disbursing Agent Fees		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Federal Taxes
State Taxes and Fees
Miscellaneous Expenses		*
Total		*

* To be filed by amendment or in a current report on Form 8-K

Item 15. Indemnification of Directors and Officers

The North Carolina Business Corporation Act permits, and in some cases requires, corporations to indemnify officers, directors, agents and employees who have been, or are threatened to be, made a party to litigation. The indemnification applies to judgments, fines, settlements and reasonable expenses under certain circumstances. Under the North Carolina Business Corporation Act, reasonable expenses incurred by a director or officer may be paid or reimbursed by us before a final conclusion of the proceeding, after we receive certain assurances from the director or officer. Specifically, the director or officer must provide to us a written statement of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification. The other assurance we must receive is a written undertaking, by or on behalf of the director or officer, to repay the amount reimbursed if it is ultimately determined that the director or officer is not entitled to indemnification by us. If a director or officer is wholly successful in defending the proceeding in which he or she is a party, the North Carolina Business Corporation Act requires us to indemnify him or her against reasonable expenses incurred in connection with the proceeding if he or she is named as a defendant as a result of being one of our directors or officers. Our Articles of Incorporation provide that we shall indemnify our directors and executive officers to the fullest extent permitted by North Carolina Business Corporation Act.

The North Carolina Business Corporation Act allows a corporation to provide that its directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for (i) acts or omissions not made in good faith that the director at the time of breach knew or believed were in conflict with the best interests of the Corporation; (ii) any liability under Section 55-8-33 of the Business Corporation Act (unlawful distributions); or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director’s compensation or other incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the Corporation). Our Articles of Incorporation include such a provision.

The North Carolina Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party. We have purchased director and officer liability insurance that insures our directors and officers against liabilities in connection with the performance of their duties.

Crescent Financial Corporation has purchased a standard directors’ and officers’ liability policy which will, subject to certain limitations, indemnify Crescent Financial Corporation and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacity as such.

As permitted by North Carolina law, Article V of the Registrant’s Articles of Incorporation limits the personal liability of directors for monetary damages for breaches of duty as a director arising out of any legal action whether by or in the right of the Registrant or otherwise, provided that such limitation will not apply to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the Registrant, (ii) any liability under Section 55-8-33 of the General Statutes of North Carolina, or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director’s reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the Registrant,).

Item 16. Exhibits

Exhibit No.	Description

3.1	Articles of Amendment of the Registrant (filed as exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 14, 2009 and incorporated herein by reference)
4.1
Warrant dated January 9, 2009, to purchase 833,705 shares of the Registrant’s common stock, $1.00 par value per share (filed as exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 14, 2009 and incorporated herein by reference)

5.1	Opinion of Gaeta & Eveson, P.A. (previously filed)
10.1
Letter Agreement, dated as of January 9, 2009, between the Registrant and the United States Department of the Treasury (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 14, 2009 and incorporated herein by reference)

12.1	Computation of Ratio of Earnings to Fixed Charges (previously filed)
23.1	Consent of Dixon Hughes PLLC
23.2	Consent of Gaeta & Eveson, P.A. (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (previously filed)

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina on this 27th day of February 2009.

Crescent Financial Corporation

By:	/s/ Michael G. Carlton
Michael G. Carlton
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY
/s/ Michael G. Carlton Michael G. Carlton	President, Chief Executive Officer, and Director

/s/ Bruce W. Elder Bruce W. Elder	Vice President, Secretary and Principal Financial and Accounting Officer
/s/ Brent D. Barringer* Brent D. Barringer	Director

/s/ William H. Cameron* William H. Cameron	Director

/s/ Bruce I. Howell* Bruce I. Howell	Chairman of the Board of Directors

/s/ James A. Lucas, Jr.* James A. Lucas, Jr.	Director

/s/ Kenneth A. Lucas* Kenneth A. Lucas	Director

/s/ Sheila Hale Ogle* Sheila Hale Ogle	Director

/s/ Charles A. Paul, III* Charles A. Paul, III	Director

/s/ Francis R. Quis, Jr.* Francis R. Quis, Jr.	Director

/s/ Jon S. Rufty* Jon S. Rufty	Director

/s/ Jon T. Vincent* Jon T. Vincent	Director
/s/ Stephen K. Zaytoun* Stephen K. Zaytoun	Director

*	By Michael G. Carlton, Attorney in Fact

/s/ Michael G. Carlton
Michael G. Carlton

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment of the Registrant (filed as exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 14, 2009 and incorporated herein by reference)
4.1
Warrant dated January 9, 2009, to purchase 833,705 shares of the Registrant’s common stock, $1.00 par value per share (filed as exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 14, 2009 and incorporated herein by reference)

5.1	Opinion of Gaeta & Eveson, P.A. (previously filed)
10.1
Letter Agreement, dated as of January 9, 2009, between the Registrant and the United States Department of the Treasury (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 14, 2009 and incorporated herein by reference)

12.1	Computation of Ratio of Earnings to Fixed Charges (previously filed)
23.1	Consent of Dixon Hughes PLLC
23.2	Consent of Gaeta & Eveson, P.A. (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (previously filed)